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                                                                   EXHIBIT 10.41

                    AMENDED AND RESTATED LC ACCOUNT AGREEMENT

      THIS AMENDED AND RESTATED LC ACCOUNT AGREEMENT (the "Agreement") dated as of February 17, 1995, is made between VITAS HEALTHCARE CORPORATION, a Delaware corporation (the "Pledgor"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION ("NationsBank"), as Agent (in such capacity herein and together with any successors in such capacity, the "Agent") for the Lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined).

                                    RECITALS

      WHEREAS, Pledgor, NationsBank as lender and NationsBank as agent entered into a Revolving Credit and Reimbursement Agreement dated as of August 11, 1994 (the "Prior Credit Agreement") providing, inter alia, for the issuance of letters of credit for the account of the Pledgor and, in connection therewith, the Pledgor entered into an LC Account Agreement of even date with the Prior Agreement between Pledgor and NationsBank as agent under the Prior Agreement (the "Prior LC Account Agreement"); and

      WHEREAS, Pledgor, the Lenders and the Agent are entering into an Amended and Restated Revolving Credit, Term Loan and Reimbursement Agreement of even date herewith (as the same may be amended, modified or restated from time to time, the "Credit Agreement") amending the Prior Credit Agreement to, inter alia, increase the credit facility made available to Pledgor thereunder and to extend to Pledgor a term loan facility; and

      WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit under the Credit Agreement, Pledgor is required to amend and restate the Prior LC Account Agreement by executing and delivering to the Agent a copy of this Agreement on or before the Effective Time (as hereinafter defined);

      NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, Pledgor and the Agent hereby agree as follows:

      Section 1. Capitalized terms used in this Agreement shall have the following meanings:

      "Collateral" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or
(b) above; (d) all interest, dividends,
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cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

      "Effective Time" means the Closing Date as defined in the Credit
Agreement.

      "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

      "LC Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

      "Secured Obligations" means (i) all obligations of Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, Pledgor's obligations to pay principal and interest and all other charges, fees, expenses, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any of the other Loan Documents; and (ii) without duplication, all obligations of Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

      Section 2.  LC Account; Cash Collateralization of Letters of Credit.

            (i) Upon the earlier to occur of (i) the occurrence of an Event of Default which shall not have been waived or (ii) the existence on the Revolving Credit Termination Date of a Letter of Credit having an expiry date later than the Revolving Credit Termination Date, the Agent shall establish and maintain at the offices of NationsBank of North Carolina, National Association at 100 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account designated as NationsBank/Vitas Healthcare Cash LC Account, (the "LC Account"). Pledgor is delivering to the Agent, substantially simultaneously with the delivery of this Agreement, a duly authorized and executed signature card, with account number left blank, authorizing the opening of the LC Account. Without limiting the provisions of Section 9 hereof, Pledgor hereby constitutes and appoints the Agent as its true and lawful attorney-in-fact to complete such signature card, and to deliver and utilize the same to open and administer the LC Account as herein provided. The appointment in the next


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      preceding sentence is coupled with an interest and shall be irrevocable as long as any Letter of Credit or any Secured Obligations shall remain outstanding or NationsBank remains obligated to issue Letters of Credit.

            (ii) In the event that an Event of Default has occurred and is continuing and Pledgor is required to pay, to Agent, without further demand, an amount equal to the maximum amount remaining undrawn or unpaid under the Letters of Credit in accordance with Article X of the Credit Agreement, the Agent may (and if required by the Credit Agreement, the Agent shall), upon receipt of any such amounts, exercise the remedies set forth in Section 12 hereof and shall apply the proceeds as provided in the Credit Agreement. In addition, in the event that on the Revolving Credit Termination Date any Letter of Credit shall be outstanding having an expiry date later than the Revolving Credit Termination Date, Pledgor shall without further demand pay to the Agent, on or before the Revolving Credit Termination Date, an amount equal to the maximum amount available to be drawn under each such Letter of Credit. Any such amounts received by the Agent shall be deposited in the LC Account. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Agent shall apply such amounts to reimburse NationsBank for the amount of such drawing. In the event the Letters of Credit are cancelled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account designated to reimburse NationsBank for any drawings under the Letters of Credit less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first, to the cash collateralization of the Letters of Credit if Pledgor has failed to pay all or a portion of the maximum amounts described above and, second, to the payment in full of the outstanding Secured obligations in the manner provided in the Credit Agreement.

            (iii) Interest and other income received in respect of Investments of any amounts deposited in the LC Account pursuant to clause (ii) of this
      Section 2 shall be delivered by Agent to Pledgor on the last Business Day of each calendar month or, if earlier, upon cancellation or expiration of or full drawing and full reimbursement to NationsBank by the Pledgor of the Maximum Available Amount for drawing under the Letters of Credit, as the case may be, in respect of which such amounts were so deposited; provided, however, that the Agent shall not deliver to Pledgor any such interest or other income received in respect of Investments of any amounts deposited in the LC Account pursuant to this Section 2 if an Event of Default has occurred and is continuing or there


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      remain outstanding any Secured Obligations which have not been indefeasibly paid in full in cash.

            (iv) In the event that an Event of Default shall have occurred, at such time as there shall be Collateral on deposit with the Agent credited to the LC Account, all Events of Default shall have been fully and effectively waived, cured or rescinded pursuant to the terms of the Credit Agreement and no Letters of Credit having an expiry date later than the Revolving Credit Termination Date shall be outstanding, then such Collateral credited to the LC Account shall be returned to the Pledgor, except as otherwise required by applicable law.

      Section 3. Pledge; Security for Secured Obligations. Pledgor hereby pledges to the Agent (for itself and on behalf of the Lenders) a first priority lien and security interest in the Collateral, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

      Section 4. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. In the event any Collateral is not evidenced by a certificate, a notation, reflecting title in the name of the Agent or the security interest of the Agent, shall be made in the records of the issuer of such Collateral or in such other appropriate records as the Agent may require, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations to the extent permitted by the agreements governing such certificates or instruments.

      Section 5. Investing of Amounts in the LC Account; Amounts held by the Agent. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this Section 5.

            (i) Except as otherwise provided in Section 12 hereof, any funds on deposit in the LC Account may, at the request of Pledgor, be invested by the Agent so long as no Event of Default shall have occurred and be continuing, in readily


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      marketable cash equivalents (including without limitation certificates of deposit of NationsBank); provided that no such investment shall be permitted unless the first priority security interest of the Agent hereunder shall be maintained at all times on terms acceptable to NationsBank.

            (ii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and be continuing, upon the receipt of appropriate written instructions from an Authorized Representative or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility for any loss in the value of the Collateral resulting from Investments made pursuant hereto, including without limitation from fluctuations in interest rates. Any interest on securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the LC Account by the Agent.

      Section 6. Representations and Warranties. In addition to its representations and warranties made pursuant to the Credit Agreement, Pledgor represents and warrants to the Agent (for itself and as agent on behalf of the Lenders) that Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

      Section 7. Further Assurances. Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

      Section 8. Transfers and Other Liens. Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral or any interest therein, or
(b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement.

      Section 9. The Agent Appointed Attorney-in Fact. Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Agent's reasonable discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full


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discharge for the same. In performing its functions and duties under this
Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for Pledgor.

      Section 10. The Agent May Perform. If Pledgor fails to perform within the prescribed time period any agreement of Pledgor contained herein, or if no time period is prescribed, within three days of request therefor, then after notice to Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

      Section 11. Standard of Care; No Responsibility For Certain Matters. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with its own property of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or (e) determining (x) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions, or (y) whether any deposit in the LC Account is proper.

      Section 12. Remedies upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

            (i) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the State of Florida at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or


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      private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (ii) Subject to the provisions of Section 2(ii) hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 13 hereof) by the Agent to pay the Secured Obligations. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

      Section 13. Expenses. In addition to any payments of expenses of Agent pursuant to the Credit Agreement or the other Loan Documents, Pledgor agrees to pay promptly to the Agent all the reasonable costs and reasonable expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by Pledgor to perform or observe any of the provisions hereof.

      Section 14. No Delay's Waiver, etc. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

      Section 15. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.

      Section 16. Notices. Except as otherwise specifically provided herein, all notices which are to be sent to Pledgor or Agent shall be given in accordance with the Credit Agreement.

      Section 17. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral (subject to the provisions of Section 2(iv)) and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make


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any Loan under the Credit Agreement shall have expired and the Letters of Credit shall have expired, (b) be binding upon Pledgor, its successors and assigns, and
(c) inure to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any Loan, Pledgor shall be entitled, subject to the provisions of Section 12 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

      Section 18. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE CODE ARE USED HEREIN AS THEREIN DEFINED.

      Section 19. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF FLORIDA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

      Section 20. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of Pledgor, the Agent and the Lenders.


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      Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. Pledgor and the Agent hereby acknowledge receipt of a true, correct, and complete counterpart of this Agreement.

      Section 22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 23. Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

      Section 24. Agency. Notwithstanding the foregoing references to the Agent, Pledgor acknowledges and agrees that so long as NationsBank shall be the sole Lender under the Credit Agreement, the term "Agent" shall mean NationsBank as Lender. When and if there shall be more than one Lender party to the Credit Agreement, then the term "Agent" shall refer to the Agent under the Credit Agreement pursuant to the provisions of Article XI of the Credit Agreement, to which reference is hereby made.


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      IN WITNESS WHEREOF, Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

WITNESS:                      VITAS HEALTHCARE CORPORATION


/s/ [Signature Illegible]     By: /s/ Mark W. Ohlendorf
-------------------           -----------------------------
                                  Mark W. Ohlendorf
/s/ [Signature Illegible]         Vice President
-------------------

                              NATIONSBANK OF FLORIDA, NATIONAL
                              ASSOCIATION, as Agent


                              By: /s/ Allison S. Freeland
                              ------------------------------
                                  Allison S. Freeland
                                  Vice President


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